UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/16/2009

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 16, 2009 Encorium Oy, Encorium Group, Inc.'s (the "Company") wholly-owned Finnish subsidiary, entered into a three year term loan facility in the amount of EURO 700,000 (the "Loan Facility") with Finnvera plc, a specialized financing company owned by the Finnish state ("Finnvera").

      Interest on the Loan Facility is equal to the 6-month Euribor, plus 2.35%. Interest and principal payments are payable every six months over the term of the Loan Facility with the first payment due on June 16, 2010. On December 17, 2009, Encorium Oy drew down the entire principal of the Loan Facility. Proceeds from the Loan Facility will be used for general working capital.

        As collateral for the Loan Facility, Encorium Oy pledged assets subject to two new business mortgages having an aggregate value of EURO 200,000. Assets subject to a business mortgage dated February 16, 2005, which were previously pledged to Svenska Handelsbanken AB and having a value of EURO 100,000, were transferred to Finnvera. In addition, as collateral for the Loan Facility Ilari Koskelo, a current substantial stockholder in the Company, pledged personal property and Dr. Kai Lindevall, President of Europe and Asia, gave a personal guarantee of EURO 30,000. Dr. Kai Lindevall also executed a personal guarantee of EURO 100,000 to Svenska Handelsbanken AB as replacement collateral for the assets subject to the business mortgage that was transferred to Finnvera.   Subject to approval of the Board of Directors of Encorium Group, Inc., it is anticipated that Mr. Koskelo and Dr. Lindevall will receive stock of Encorium Group, Inc. as consideration of their personal guarantees.

        Under the Loan Facility, if Encorium Oy fails to pay off the loan, a loan installment, interest or charges on the due date, it will be required to pay annual penal interest on the overdue amount from the due date to the date of payment. The penal interest rate is equal to six percentage points above the reference rate on the loan, but in no event less than 16%.

        The Loan Facility will become immediately due and payable if:

-Encorium Oy has failed to pay a due installment, interest or other remittance;

-Encorium Oy, in applying for the Loan Facility, provided materially incorrect information or concealed matters that would have substantially influenced the granting of the loan;
-Encorium Oy has used the funds from the Loan Facility for a purpose other than was agreed;
-The borrower has prevented Finnvera from carrying out certain inspections described in the loan documentation;
-Assets acquired with the loan or assets subject to corporate mortgage given to Finnvera as collateral are assigned other than in a manner provided for in section 9, paragraph 1 of the Company Mortgage Act, or are leased out;
-Encorium Oy's business operations have materially decreased or ceased at the location financed or circumstances have otherwise changed to such a degree that the loan no longer fulfills the purpose for which it was granted;
-Encorium Oy, a guarantor, or a pledger has died or been declared bankrupt, or debt restructuring concerning them has begun, or assets put up as collateral have been sold in distraint proceedings;
-A shareholder is selling his shares in a company, a partner is selling his shares in a partnership, or a sole proprietorship is closed down;
-Finnvera considers with justifiable cause that repayment in accordance with the loan agreement is at risk.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01, above, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: December 22, 2009	By:	/s/ Philip L.Calamia
Philip L.Calamia
Chief Financial Officer